INTERFACE, INC.

                      STOCK OPTION AGREEMENT


          THIS STOCK OPTION AGREEMENT (hereinafter referred to as the "Agreement"), made and entered into as of July 29, 1996, by and between INTERFACE, INC., a corporation organized under the laws of the State of Georgia (hereinafter referred to as the "Corporation"), and FREDERICK S. SHEHADI, JR. (hereinafter referred to as the "Recipient").

                       W I T N E S S E T H:

          WHEREAS, the Corporation desires to grant to the Recipient a Stock Option to purchase shares of the Corporation's Class A Common Stock, $0.10 par value per share (the "Common Stock"), on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, for and in consideration of the premises and the mutual agreements and covenants hereinafter set forth, consulting services to be rendered by Recipient in accordance with Corporation's instructions, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement, the Corporation hereby grants to the Recipient the right and option (the "Option") to purchase ten thousand (10,000) shares of the Common Stock (the "Option
Shares").

          2.    STOCK OPTION.

             (a) OPTION PRICE. The purchase price of each share of Common Stock subject to this Option shall be fourteen and five-eighth dollars ($14.625), which price represents a value not less than the fair market value (meaning the closing sales price on the NASDAQ national market system or such other principal securities exchange on which the Common Stock may be listed) of each such share as of the date of grant of this Option.

             (b) EXERCISE OF OPTION. The Recipient may exercise this Option in whole or in part and from time to time at any time on or after the first anniversary of the date of this Agreement and prior to 5:00 p.m. on the date which immediately precedes the tenth anniversary of the date of this Agreement; subject, however, to earlier termination as provided in subparagraph 2(e) hereof. It is further provided that no partial exercise of this Option may be made for less than 100 shares or, if less than such number then remain available for purchase by exercise of this Option, the number of such remaining shares.


             (c) MANNER OF EXERCISE. This Option may be exercised by delivering written notice of exercise to the Secretary of the Corporation, in person, or by mail, postage prepaid, addressed to the attention of the Secretary of the

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Corporation at the location at which the Corporation then
maintains its principal office (currently at 2859 Paces Ferry Road, Suite 2000, Atlanta, Georgia 30339), and if so mailed, the date of mailing will be considered the date of exercise. The Corporation, in the event of exercise by an authorized person other than the Recipient, may require proof of the right of such person to exercise this Option. As promptly as practicable after receipt by the Corporation of the aforementioned notice to purchase and the full purchase price, the Corporation shall cause to be issued to the person entitled to purchase the shares for which this Option is exercised, stock certificate(s) for the number of shares of Common Stock being purchased, which shall evidence fully paid and nonassessable shares.

             (d) PERSON WHO MAY EXERCISE OPTION. During the lifetime of the Recipient, this Option shall be exercisable only by the Recipient, or if the Recipient is disabled, by his duly appointed guardian or legal representative. Upon his or her death, this Option may be exercised by the Recipient's legal representative or by a person who receives the right to exercise this Option under the Recipient's will or by the applicable laws of descent and distribution.

             (e) EARLIER TERMINATION OF OPTION. Notwithstanding any other provision of this Agreement, this Option, to the extent that it has not previously been exercised, shall terminate upon the earliest to occur of: (i) the expiration of the term of this Option as set forth in subparagraph 2(b) hereof, or (ii) the expiration of one (1) year after the death of the Recipient or such later time as may be approved by the Compensation Committee of the Board of Directors of the Corporation (the "Committee").

          3. TRANSFERABILITY. This Agreement and any rights hereunder shall be nontransferable and nonassignable by the Recipient or by any other person entitled hereunder to exercise any such rights and may not be pledged or hypothecated in any way; provided, however, that upon the death of the Recipient any rights granted hereunder shall be transferable, subject to the provisions of subparagraph 2(e) hereof, by the Recipient's will or by the applicable laws of descent and distribution. Any attempted transfer, assignment, pledge or other disposition of this Option contrary to the provisions hereof shall be null and void and without legal effect.

          4. ADJUSTMENT OF SHARES. In the event of (i) any dividend payable in shares of Common stock; (ii) any recap-italization, reclassification, split-up or consolidation of, or other change in, the Common Stock; or (iii) an exchange of the outstanding shares of Common stock, in connection with a merger, consolidation or other reorganization of the Corporation or a sale by the Corporation of all or a portion of its assets, for a different number or class of shares of stock or other securities of the Corporation or for shares of the stock or other securities of any other corporation; then the Corporation shall, in such manner as it shall determine in its sole discretion to be appropriate under the circumstances, adjust the number and class of the Option Shares or the number and class of shares or other securities that shall then be subject to this Option and/or the purchase price per share which must be paid thereafter upon exercise of this Option.

          5. INVESTMENT REPRESENTATION. The Recipient hereby represents, warrants and agrees that:

             (a) He understands the offer of shares under this Agreement is made pursuant to a claim of exemption from the registration provisions of the Securities Act of 1933, as amended
(the "Act") and applicable state securities law;

             (b) The Corporation shall not be obligated to issue shares of the Common Stock upon exercise of this Option unless such issuance is lawful under any federal, state or foreign laws or regulations which the Corporation may deem applicable to such issuance, provided that the Corporation shall take all steps reasonably necessary to cause the Corporation to be in compliance with such laws or regulations;

             (c) The shares that shall be purchased under this Agreement, if unregistered as referred to in subparagraph 5(d) below, will be purchased for his own account for investment purposes only and not with a view to resale or distribution thereof;

             (d) The shares subject to this Agreement may be unregistered and, if so, will be required to be held until such shares are subsequently registered or an exemption from registration is then available;

             (e) The Corporation is under no obligation to register such shares or to undertake to facilitate compliance with any such exemption; and

             (f) The transfer agent for the Corporation may be instructed not to transfer ownership of the stock certificate(s) representing shares acquired upon any exercise of this Option, unless in the prior written opinion of counsel reasonably acceptable to the Corporation, such transfer is lawful under the Act and applicable state securities law.

          In regard to the foregoing, the Recipient understands and agrees that the certificate(s) evidencing any shares that may be purchased pursuant to the exercise of this Option which have not been registered under the Act or any applicable state securities law, may bear an appropriate restrictive legend in a form determined in the sole discretion of the Corporation.

          6. NO RIGHTS AS SHAREHOLDER. Neither the Recipient nor any other person authorized to purchase Common Stock upon exercise of this Option shall have any interest in or shareholder rights with respect to any shares of the Common Stock which are subject to this Option until such shares have been issued and delivered to the Recipient or any such person pursuant to the exercise of this Option.

          7. HEIRS AND SUCCESSORS. This Agreement and all terms and conditions hereof shall be binding upon the Corporation and its successors and assigns, and upon Recipient and his heirs, legatees and legal representatives.

          8. MISCELLANEOUS. This Option is executed and delivered in, and shall be governed by, the laws of the State of Georgia. This Agreement may not be modified or amended (except to the extent otherwise expressly stated herein) other than by a writing executed by each of the parties hereto.

          IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer, and the Recipient has executed this Agreement, all as of the date and year first above written.

                              INTERFACE, INC.


                              By: /s/ Ray C. Anderson
                                   Ray C. Anderson, President


                              RECIPIENT:



                              /s/ Frederick S. Shehadi, Jr.
                              Frederick S. Shehadi, Jr.






                           EXERCISE OF
                           STOCK OPTION



        The undersigned option Recipient under that certain Interface, Inc. Stock Option Agreement dated as of July 29, 1996 (the "Agreement"), hereby exercises the Stock Option granted under the Agreement for the following number of shares of Common Stock, subject to the terms and conditions of the Agreement:



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                 Number of shares being purchased ________

                 Total purchase price submitted herewith $ _______
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                                                        (Signature)



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                                                (Print Name and Representative)



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                                                     Capacity, if Applicable)



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                                                           (Date)